UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2025

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLMUF	N/A (OTC Expert Market)
Class A Ordinary Shares included as part of the units	SLAMF	N/A (OTC Expert Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLMWF	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 24, 2025, Slam Corp. (“Slam” or the “Company”) held the Shareholder Meeting to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Articles Extension”) from December 25, 2025 to December 25, 2026 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to five times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor and upon five days’ advance notice prior to the applicable Termination Date, until May 25, 2027, or a total of up to five months after the Articles Extension Date, unless the closing of a business combination shall have occurred prior to such date (the “Extension Amendment Proposal”).

The shareholders of the Company approved the Extension Amendment Proposal at the Shareholder Meeting and on December 24, 2025, the Company filed an amendment to the Articles (the “Articles Amendment”) with the Registrar of Companies of the Cayman Islands, effective December 24, 2025.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 24, 2025, the Company held the Shareholder Meeting to approve the Extension Amendment Proposal and a proposal to adjourn the Shareholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there were insufficient Class A Ordinary Shares (the “Public Shares”), and Class B Ordinary Shares (together with the Public Shares, the “Ordinary Shares”), in the capital of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Shareholder Meeting or to approve the Extension Amendment Proposal or (ii) where the Board has determined it is otherwise necessary (the “Adjournment Proposal”), each as more fully described in the definitive proxy statement filed by the Company on December 17, 2025.

As there were sufficient votes to approve the Extension Amendment Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 14,225,163 Ordinary Shares of the Company held of record as of December 2, 2025, the record date for the Shareholder Meeting, were present in person or by proxy at the meeting, representing approximately 98.18% of the voting power of the Ordinary Shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
14,223,948	915	300

In connection with the vote to approve the Extension Amendment Proposal, the holders of 39,729 Public Shares properly exercised their right to redeem their shares for cash.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Third Amendment to the Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2025	Slam Corp.

	By:	/s/ Ryan Bright
	Name:	Ryan Bright
	Title:	Chief Financial Officer

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